EXHIBIT 10.3
PHILADELPHIA INDEMNITY
INSURANCE COMPANY
PHILADELPHIA INSURANCE COMPANY
Agreement No. P304
GENERAL REINSURANCE CORPORATION
A Berkshire Hathaway Company

TABLE OF CONTENTS
to

PROPERTY FACULTATIVE AGREEMENT OF REINSURANCE
NO. P304
between
PHILADELPHIA INDEMNITY INSURANCE COMPANY
PHILADELPHIA INSURANCE COMPANY
and
GENERAL REINSURANCE CORPORATION
Attachments
Appendix A
Nuclear Incident Exclusion Clause — Physical Damage
GENERAL REINSURANCE CORPORATION

PROPERTY FACULTATIVE AGREEMENT OF REINSURANCE
NO. P304
between
PHILADELPHIA INDEMNITY INSURANCE COMPANY
PHILADELPHIA INSURANCE COMPANY
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004
(herein collectively referred to as the “Company”)
and
GENERAL REINSURANCE CORPORATION
a Delaware corporation
having its principal offices at
Financial Centre
695 East Main Street P.O. Box 10350
Stamford, Connecticut 06904-2350
(herein referred to as the “Reinsurer”)
In consideration of the promises set forth in this Agreement, the parties agree as follows:
Article I — SCOPE OF AGREEMENT
As a condition precedent to the Reinsurer’s obligations under this Agreement, the Company shall cede to the Reinsurer, subject to the terms of the article entitled RISK REPORTS AND REMITTANCES, the business described in the article entitled BUSINESS SUBJECT TO THIS AGREEMENT, and the Reinsurer shall accept such business as reinsurance from the Company. The terms of this Agreement shall determine the rights and obligations of the parties.
Article II — PARTIES TO THE AGREEMENT
This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this. Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.
Article III — COMMENCEMENT AND TERMINATION
This Agreement shall apply to claims and losses insured under new and renewal policies of the Company becoming effective at and after 12:01 A.M., January 1, 2008 and shall continue in force until terminated.
GENERAL REINSURANCE CORPORATION
A Berkshire Hathaway Company

Either party may terminate this Agreement by sending to the other, by certified mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective. Upon termination of this Agreement, the Reinsurer shall continue to be liable, with respect to policies in force at the time and date of termination, for claims and losses resulting from Occurrences taking place until the expiration, cancellation, or next anniversary date, not to exceed one year, of each such policy of the Company, whichever occurs first.
When all reinsurance is expired or terminated, the Reinsurer shall return to the Company the reinsurance premium unearned, if any, calculated on the monthly pro rata basis.
Article IV — BUSINESS SUBJECT TO THIS AGREEMENT
Subject to the terms of the article entitled RISK REPORTS AND REMITTANCES, this Agreement shall apply to Property Business written by the Company, which is defined as insurance which is classified in the NAIC form of annual statement as fire, allied lines, inland marine, commercial multiple peril (property coverages), homeowners multiple peril (property coverages) or automobile physical damage (comprehensive and collision), except those lines specifically excluded in the section entitled EXCLUSIONS, on Risks wherever located in the 50 states of the United States of America including the District of Columbia.
The business subject to this Agreement shall be defined further as Property Business as written on the Company’s policy forms on file with the Reinsurer.
Article V — LIABILITY OF THE REINSURER
The Reinsurer shall pay to the Company, with respect to each Risk of the Company ceded hereunder, the amount of Net Loss sustained by the Company in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as set forth in the Schedule of Reinsurance or the amount of reinsurance ceded to the Reinsurer on the monthly bordereau report, whichever is less. However, in no event shall Net Loss include payments made by the Company under “unlimited” or “non ceded” coverages unless specific limits of liability have been included in the total amount of insurance reported and ceded on the monthly bordereau reports.
SCHEDULE OF REINSURANCE

		Limits of Liability
Class of Business	Company Retention	of the Reinsurer

Property Business
Risks located in Florida, Hawaii or Harris County, Texas	$75,000,000	$30,000,000

All other Risks	$75,000,000	$50,000,000

Wood Frame Builders Risks	$25,000,000	$25,000,000
GENERAL REINSURANCE CORPORATION

The liability of the Reinsurer shall not exceed $50,000,000 under this Agreement and all individual facultative certificates issued by the Reinsurer to the Company during each Agreement Year that this Agreement is in effect with respect to all Net Loss and Adjustment Expenses combined arising out of all loss or damage directly or indirectly arising out of, caused by, or resulting from all Terrorism Occurrences taking place during each Agreement, Year regardless of any other cause or event contributing to such loss or damage in any way or at any time, or whether such loss or damage is accidental or intentional.
Article VI — ALLOCATION OF ADJUSTMENT EXPENSE
In addition to payments for its share of Net Loss, the Reinsurer shall pay to the Company a share of Adjustment Expenses proportionate to the Reinsurer’s share of Net Loss.
Article VII — DEFINITIONS
(a)	Company Retention

This term shall mean the amount the Company and its treaty reinsurers shall retain for their own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

Recoveries from catastrophe reinsurance shall be deemed not to reduce the amount required with respect to the Company Retention.

(b)	Net Loss

This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance, except catastrophe reinsurance and except treaty reinsurance within the Company Retention, whether collectible or not. This term shall not include Adjustment Expense. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

(c)	Adjustment Expense

This term shall mean expenditures by the Company within the terms of its policies in the direct defense of claims and as allocated to an individual claim or loss (other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company) made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest; and postjudgment interest.

(d)	Risk

The Company shall establish what constitutes one Risk provided:
GENERAL REINSURANCE CORPORATION

(1)	A Building and its contents, including time element coverages, shall never be considered more than one Risk;

(2)	When two or more Buildings and their contents are situated at the same general location, the Company shall identify on its records at the time of acceptance by the Company those individual Buildings and their contents that are considered to constitute each Risk; if such identification is not made, each Building and its contents shall be considered to be a separate Risk;

(3)	Multiple general locations shall never be combined and considered one Risk.
(e)	Building

This term shall mean each separately roofed structure enclosed within exterior walls.

(f)	Total Insured Value

This term shall mean the sum total of property values for the Risk ceded according to the policy form written.

(g)	Terrorism Occurrence
(1)	An Act of Terrorism means an activity, including the threat of an activity or any preparation for an activity, that (a) causes either (i) damage to property, or (ii) injury to persons; and (b) appears to be intended to: (i) intimidate or coerce a civilian population, or (ii) disrupt any segment of an economy, or (iii) influence the policy of a government by intimidation or coercion, or (iv) affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking, or (v) advance a political, religious or ideological cause; provided, however, that an Act of Terrorism for purposes of this definition shall not include any act or threat as described above perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.

(2)	An Act of Terrorism is also deemed to include any act authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism.
(h)	Agreement Year

This term shall mean each twelve month period commencing on January 1st.
GENERAL REINSURANCE CORPORATION

Article VIII — EXCLUSIONS
This Agreement shall not apply to:
(a)	Business assumed by the Company other than reinsurance assumed from affiliated companies;

(b)	Nuclear incident per the Nuclear Incident Exclusion — Physical Damage - Reinsurance attached hereto;

(c)	Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations;

(d)	Any liability of the Company arising from its participation or membership in any insolvency fund;

(e)	Any loss or damage directly or indirectly arising out of, caused by, or resulting from war, including undeclared or civil war; warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or insurrection, rebellion, revolution, usurped power or action taken by governmental authority in hindering or defending against any of these. War includes any activity that would be included as an Act of Terrorism, but for the fact that such activity was perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state. Such loss or damage is excluded regardless of (i) any other cause or event contributing to such loss or damage in any way or at any time, or (ii) whether such loss or damage is accidental or intentional.

(f)	Business written on a layered basis, whether primary or excess of loss and business written on a co-indemnity, co-insurance or shared basis;

(g)	Business not written 100% by the Company;

(h)	Risks or policies written with a deductible or franchise of more than $100,000; however, this exclusion shall not apply to Risks or policies which provide a percentage deductible or franchise in connection with windstorm;

(i)	Wood Frame Builders Risks which have a Total Insured Value of more than $50,000,000 and all other Risks which have a Total Insured Value of more than $200,000,000, unless submitted to the Reinsurer for special acceptance and accepted by the Reinsurer in accordance with the provisions of the article entitled SPECIAL ACCEPTANCES;

(j)	Insurance against:
(1)	Any earth movement (other than sinkhole collapse), such as earthquake, landslide, mine subsidence or earth sinking, rising
GENERAL REINSURANCE CORPORATION

or shifting; however, this exclusion shall not apply to ensuing loss by fire or explosion not otherwise excluded;

(2)	Volcanic eruption, explosion or effusion; however, this exclusion shall not apply to ensuing loss by fire or volcanic action not otherwise excluded.
Except for Risks located in the State of California, this exclusion shall not apply to the coverages of accounts receivable, fine arts, valuable papers or electronic data processing equipment, media and extra expense when the perils set forth in (1) and (2) above are written in conjunction with otherwise eligible perils;
(k)	Insurance against flood, surface water, waves, tidal waves, overflow of any body of water, or their spray, all whether driven by wind or not;

(I)	Difference in conditions insurance and similar kinds of insurance, howsoever styled;

(m)	Insurance against earthquake sprinkler leakage;

(n)	Loss, damage, costs or expenses arising out of the release, discharge, dispersal, or escape of pollutants; the extraction, removal, clean up, containment, monitoring, or detoxification of pollutants; or the removal, restoration, or replacement of polluted land or water, but this exclusion does not preclude coverage for loss, damage, costs, or expenses which are covered under Insurance Services Office basic wordings promulgated on or after April 1, 1986. However, this exclusion does not apply to any Risk located in a jurisdiction which has not approved the Insurance Services Office wordings or where other regulatory constraints prohibit the Company from implementing such wordings. If the Company elects to file an endorsement independent of ISO, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer’s prior approval. Nevertheless, if the insured elects to purchase any “buy back” or additional coverage options, such options shall not be covered hereunder even if such options are provided by or covered under ISO wordings;

(o)	Any loss or damage caused by or resulting from:
(1)	Explosion of steam boilers, steam pipes, steam engines or steam turbines owned by, leased by or operated under the control of the insured; however, this exclusion shall not apply to loss or damage resulting from fire or combustion explosion, nor to loss or damage caused by or resulting from the explosion of gases or fuel within the furnace of any fired vessel or within the flues or passages through which the gases of combustion pass;

(2)	Artificially generated electric current, including electric arcing, that disturbs electrical devices, appliances or wires; however,
GENERAL REINSURANCE CORPORATION

this exclusion shall not apply to ensuing loss by fire not otherwise excluded;

(3)	Mechanical breakdown, including rupture or bursting caused by centrifugal force; however, this exclusion shall not apply to any resulting loss or damage caused by elevator collision;
(p)	Vacant or unoccupied properties;

(q)	Losses with respect to overhead transmission and distribution lines (including those used by cable operators and telecommunications providers) and their supporting structures, other than those on or within 1,000 feet of the insured premises. However, public utilities extension and/or suppliers extension and/or contingent business interruption coverage are not subject to this exclusion, provided these are not part of a transmitters’ or distributors’ policy;

(r)	Petrochemical Risks, including oil refining and processing, petrochemical operations, pipelines, tank farms, gas processing, and any hydrocarbon processing;

(s)	Railroad property;

(t)	Offshore property Risks;

(u)	Mobile homes unless written as part of a commercial multiple peril policy;

(v)	Watercraft, other than watercraft insured under a standard homeowners policy;

(w)	Insurance on growing crops;

(x)	Inland marine business with respect to the following:
(1)	All bridges, dams, tunnels, piers and wharves;

(2)	Cargo insurance when written as such with respect to ocean, lake, or inland waterways vessels;

(3)	Faulty film, tape, processing and editing insurance and cast insurance;

(4)	Drilling rigs for natural fuels;

(5)	Furriers’ customers policies;

(6)	Garment contractors policies;

(7)	Insurance on livestock under so-called “mortality policies”;

(8)	Jewelers’ block policies and furriers’ block policies;
GENERAL REINSURANCE CORPORATION

(9)	Mining equipment while underground;

(10)	Transit;

(11)	Radio, television, telephone towers or other towers used in communications;

(12)	Registered mail and armored car insurance;
(y)	Risks that involve the manufacture or fabrication of chips and or integrated circuits that operate in a clean room environment.

(z)	Risks which have an insurable value of $5,000,000 or more on any of the following coverages:
(1)	Accounts receivable;

(2)	Valuable papers;

(3)	Fine arts;

(4)	Electronic data processing equipment, media, and extra expense;
(aa)	Business classified as fidelity;

(bb)	Credit insurance;

(cc)	Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property;

(dd)	Contingent business interruption insurance;

(ee)	Risks located on the keys and islands listed in Appendix A attached hereto;

(ff)	Risks located within 1,000 feet of tidal waters in Hawaii and Risks located within one mile of tidal water including the Intracoastal Waterway, as respects the Gulf of Mexico from Brownsville, Texas to Key West, Florida and the Atlantic Ocean from Key West, Florida through Cape Cod, Massachusetts and Risks excluded by the Company’s “2008 Property Guidelines-Florida” edition 1-2008 and the Company’s “Windstorm Underwriting Guidelines” edition 11-2007.
Article IX — OTHER REINSURANCE
The obligations of the Company to reinsure business falling within the scope of this Agreement and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except treaty reinsurance within the Company
GENERAL REINSURANCE CORPORATION

Retention. In no event, however, shall the amount required with respect to the Company Retention be reduced.
Article X — REINSURANCE PREMIUM
The Company shall pay to the Reinsurer, with respect to each Risk reinsured hereunder, a reinsurance premium calculated per the “Extranet Tool” provided to the Company by the Reinsurer.
Article XI — RISK REPORTS AND REMITTANCES
Risks subject to this Agreement shall be reported by the Company to the Reinsurer no later than 185 days after the close of the month in which the Company’s liability attaches, increases, or renews.
If the Company fails to notify the Reinsurer within 185 days after the close of the month in which the Company’s liability attaches, increases, or renews, of an otherwise eligible Risk, the Risk may be specially accepted in accordance with the article entitled SPECIAL ACCEPTANCES.
The bordereau report provided through the “Extranet Tool” shall include for each Risk ceded:
(1)	Name(s) of insured(s);

(2)	Location(s);

(3)	Policy number(s);

(4)	Transaction description (new, renewal, endorsement);

(5)	Reinsurance term (multi year policies must be ceded annually to this Agreement);

(6)	Total Insured Value;

(7)	Construction;

(8)	Sprinklered or non sprinklered;

(9)	ISO protection class;

(10)	Risk occupancy;

(11)	Company Retention;

(12)	Reinsurance limit;

(13)	Pro rata ceded premium.
GENERAL REINSURANCE CORPORATION

The amount due the Reinsurer shall be remitted within 45 days after the close of the month.
Article XII — REPORTS AND CLAIM REMITTANCES
(a)	Claims and Losses

The Company shall report promptly to the Reinsurer, but within no more than 25 days, each claim or loss which, in the Company’s opinion, may involve the reinsurance afforded by this Agreement. The Company shall advise the Reinsurer of the estimated amount of Net Loss and Adjustment Expense in connection with each such claim or loss and of any subsequent changes in such estimates.

Promptly upon receipt of a definitive statement of Net Loss and Adjustment Expense from the Company, but within no more than 25 days, the Reinsurer shall promptly pay to the Company the Reinsurer’s portion of Net Loss and the Reinsurer’s portion of Adjustment Expense, if any. Any subsequent changes in the amount of Net Loss and/or Adjustment Expense shall be reported by the Company to the Reinsurer and the amount due either party shall be remitted promptly, but within no more than 25 days.

(b)	P.C.S. Catastrophe Bulletins

The Company shall furnish to the Reinsurer, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:
(1)	The preliminary estimates of the amount recoverable from the Reinsurer;

(2)	The Reinsurer’s portion of claims, losses and Adjustment Expenses paid less salvage recovered during each calendar quarter;

(3)	The Reinsurer’s portion of reserves for claims, losses, and Adjustment Expenses at the end of each calendar quarter.
(c)	General

In addition to the reports required by (a) and (b) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer’s quarterly and annual statements and internal records.

All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.
GENERAL REINSURANCE CORPORATION

Article XIII — ERRORS AND OMISSIONS
The Reinsurer shall not be relieved of liability because of an error or accidental omission, that is transcriptional in nature, of the Company, in reporting any claim or loss or any business reinsured under this Agreement, provided that the Risk(s) involving such error or accidental omission is (are) reported to the Reinsurer in accordance with the article entitled RISK REPORTS AND REMITTANCES and provided that such error or accidental omission is rectified immediately after discovery.
The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.
Article XIV — SPECIAL ACCEPTANCES
Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.
Article XV — MANAGEMENT OF CLAIMS AND LOSSES
The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the terms and limits of its policies which are within the limits set forth in this Agreement shall be binding on the Reinsurer, subject to the terms of this Agreement.
Article XVI — RECOVERIES
The Company shall pay to or credit the Reinsurer with the Reinsurer’s portion of any recovery obtained from salvage, subrogation, or other insurance. Adjustment Expense for recoveries shall be deducted from the amount recovered. However, if the Adjustment Expense incurred in obtaining recoveries exceeds the amount recovered, if any, the excess Adjustment Expense shall be apportioned between the parties in proportion to the liability of each party for the loss before the recovery was obtained.
The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurer.
Recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.
Article XVII — TRIA EXCESS RECOVERY
As respects any “Insured Loss”, as defined in the Terrorism Risk Insurance Act of 2002 as subsequently amended (the “Act”), for which the Reinsurer makes a payment to the Company under this Agreement, the following provisions shall apply:
GENERAL REINSURANCE CORPORATION

1.	These provisions shall apply separately to each “Program Year” (as defined in the Act).

2.	The term “Affiliated Companies” shall mean the Company named in this Agreement and all of its affiliates (as “affiliate” is defined under the Act).

3.	If the sum of:
(a)	Financial assistance provided under the Act to the Affiliated Companies with respect to all Insured Loss that applies to the Program Year; and

(b)	Amounts recovered by or credited to the Affiliated Companies under all reinsurance which the Affiliated Companies purchase, including but not limited to this reinsurance, all other treaty reinsurance and all facultative, in respect of any of the Affiliated Companies’ Insured Loss that applies to the Program Year, exceeds the amount of the Affiliated Companies’ gross Insured Loss that applies to the Program Year, this excess shall be the “Excess Amount”.
The Reinsurer’s proportion of the Excess Amount shall be in the ratio that the Reinsurer’s part of Insured Loss payable under this Agreement bears to the sum of the Affiliated Companies’ total collectable reinsurance recoverables for all Insured Loss.
Upon receipt of payment under the Act by Affiliated Companies, the Company shall pay to or credit the Reinsurer under this Agreement with its share of the Excess Amount as set forth in the preceding paragraph.
Article XVIII — RESERVES AND TAXES
The Reinsurer shall maintain the required reserves as to the Reinsurer’s portion of unearned premium, claims, losses, and Adjustment Expense.
The Company shall be liable for all premium taxes on premium ceded to the Reinsurer under this Agreement. If the Reinsurer is obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay taxes twice on the same premium.
Article XIX — OFFSET
The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.
Article XX — INSPECTION OF RECORDS
The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including Company files
GENERAL REINSURANCE CORPORATION

concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer. The Reinsurer’s right of inspection shall continue after the termination of this Agreement.
Article XXI — ARBITRATION
All unresolved differences of opinion between the Company and the Reinsurer relating to this Agreement, including its formation and validity, shall be submitted to arbitration consisting of one arbitrator chosen by the Company, one arbitrator chosen by the Reinsurer, and a third arbitrator chosen by the first two arbitrators.
The party demanding arbitration shall communicate its demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party shall then be bound to name its arbitrator within 30 days after receipt of the demand.
Failure or refusal of the other party to so name its arbitrator shall empower the demanding party to name the second arbitrator. If the first two arbitrators are unable to agree upon a third arbitrator after the second arbitrator is named, each arbitrator shall name three candidates, two of whom shall be declined by the other arbitrator, and the choice shall be made between the two remaining candidates by drawing lots. The arbitrators shall be disinterested and shall be active or retired officers of property or casualty insurance or reinsurance companies.
The arbitrators shall adopt their own rules and procedures and are relieved from judicial formalities. In addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, the arbitrators shall make their award with a view to effecting the intent of this Agreement.
The decision of the majority of the arbitrators shall be in writing and shall be final and binding upon the parties.
Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and other costs of the arbitration. In the event both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties.
The arbitration shall be held at the times and places agreed upon by the arbitrators.
Article XXII — INSOLVENCY OF THE COMPANY
In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator, with reasonable provision for verification, on the basis of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim, except as otherwise specified in the statutes of any state having jurisdiction of the insolvency proceedings or except where the Agreement, or other written agreement, specifically provides another payee of such reinsurance in the event of insolvency.
GENERAL REINSURANCE CORPORATION

The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.
Article XXIII — ENTIRE AGREEMENT
This Agreement constitutes the entire Agreement between the parties with respect to the business reinsured hereunder. Any change or modification to this Agreement shall be made by written amendment to this Agreement and signed by the parties hereto.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate.
this 1ST day of August, 2008.

PHILADELPHIA INDEMNITY INSURANCE COMPANY PHILADELPHIA INSURANCE COMPANY
/s/ Christopher J. Maguire
EVP & COO
Title

Attest: /s/ William A. McKenna
and this 28 day of July, 2008.

GENERAL REINSURANCE CORPORATION
/s/ Andrew Castro
Vice President
Title

Attest: /s/ Lavren McDermott
Agreement No. P304
GENERAL REINSURANCE CORPORATION

APPENDIX A
Attached to and made a part of
AGREEMENT NO. P304
EXCLUDED KEYS AND ISLANDS
ALABAMA:
     Aux Herbes Island
     Dauphin island
FLORIDA:
     Amelia Island
     Anclote Island
     Anna Marie Island
     Big Pine Key
     Big Torch Key
     Bush Key
     Cabbage Key
     Captiva Island
     Caladesi Island
     Casey Key
     Cayo Costa Island
     Cedar Key
     Coquina Key
     Crooked Key
     Cudjoe Key
     Elliott Key
     Estero Island
     Gasparilla Island
     Hog Island
     Honeymoon Island
     Hutchinson Island
     J.N. Ding Darling NWR
     Johnston Key
     Jupiter Island
     Key Biscayne
     Key Largo
     Key West
     Long Key
     Longboat Key
     Lower Matecumbe Key
     Marco Island
     Merritt Island
     Meed Keys
     Mullet Key
     No Name Key
     North Captiva Island
     Old Rhodes Key
     Oyster Keys
     Piney Island
     Plantation Key
     St. George Island
     St. Vincent Island
     Sand Keys
     Santa Rosa Island
     Sanibel Island
     Siesta Key
     Snead Island
     Snipe Keys
     Stock Island
     Sugarloaf Key
     Ten Thousands Islands
     Treasure Island
     Upper Matecumbe Key
     Vaca Key
GEORGIA:
     Cumberland Island
     Jekyll Island
     Ossabaw Island
     St. Catherines Island
     St. Simons Island
     Sapelo Island
     Skidaway Island
     Tybee Island
     Wassaw Island
LOUISIANA:
Breton Island
Chandeleur Island
Curlew Island
Freemason Island
Grand Gosier Island
Grand Isle
Grand Terre Island
Isle au Pitre
Marsh Island
North Island
Shell Keys
MISSISSIPPI:
Cat Island
Horn Island
Petit Bois Island
Ship Island
GENERAL REINSURANCE CORPORATION

NORTH CAROLINA:
Cedar Island
Durant Island
Harkers Island
Knotts Island
Mackay Island
Ocean Isle Island
Ocracoke Island
Pea Island
Roanoke Island (Nags Head)
Portsmounth Island
Smith Island
SOUTH CAROLINA:
Cape Island
Capers Island
Cedar Island
Daufuskie Island
Dewees Island
Edisto Island
Fripp Island
Folly Island
Hilton Head Island
Hunting Island
Isle of Palms
John Island
Kiawah Island
Morgan Island
Morris Island
Murphy Island
North Island
Pritchards Island
Seabrook Island
South Island
The Grand Strand
TEXAS:
Brazos Island
Galveston Island
High Island
Matagorda Island Mustang
Island
Padre Island
San Jose Island
South Padre Island
VIRGINIA:
Cedar Island
Cobb Island
Fishermans Island
Hog Island
Metomkin Island
Myrite Island
Parramore Island
Plum Tree Island
Ship Shoal Island
Tangier Island
Wallops Island
Wreck Island
Appendix A
Agreement No. P304
GENERAL REINSURANCE CORPORATION

NUCLEAR INCIDENT EXCLUSION CLAUSE — PHYSICAL DAMAGE — REINSURANCE — USA
     (1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.
     (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
(i)	Nuclear reactor power plants including all auxiliary property on the site, or

(ii)	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

(iii)	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

(iv)	Installations other than those listed in paragraph (2) (iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.
     (3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:
(a)	where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.
     (4) Without in any way restricting the operations of paragraphs (1),(2) and (3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.
     (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.
     (6) The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.
     (7) The Company to be sole judge of what constitutes:
(a)	substantial quantities, and

(b)	the extent of installation, plant or site.
Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:
(a)	all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.
N.M.A. 1119
GENERAL REINSURANCE CORPORATION